UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

EQUIFAX INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value per share	EFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Public Offering of Senior Notes

On July 22, 2026, Equifax Inc. (the “Company”) executed an Underwriting Agreement with J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein (the “Underwriting Agreement”), with regard to the issuance and sale by the Company of $500,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of the Company’s 5.650% Senior Notes due 2033 (the “2033 Notes” and, together with the 2029 Notes, the “Notes”). The Notes were issued pursuant to the Indenture, dated as of July 29, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee, as supplemented by the First Supplemental Indenture relating to the Notes, dated as of July 29, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Interest on the 2029 Notes will accrue from July 29, 2026 at a rate of 5.000% per year and will be payable in cash semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2027. Interest on the 2033 Notes will accrue from July 29, 2026 at a rate of 5.650% per year and will be payable in cash semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2027.

The 2029 Notes will mature on August 15, 2029. Prior to their maturity date, the Company may redeem the 2029 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Notes matured on August 15, 2029) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 15 basis points, less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of the 2029 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

The 2033 Notes will mature on August 15, 2033. Prior to June 15, 2033 (two months prior to their maturity date), the Company may redeem the 2033 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2033 Notes matured on June 15, 2033) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 20 basis points, less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of the 2033 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after June 15, 2033, the Company may redeem the 2033 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The net proceeds from the offering were approximately $990.5 million, after deducting the underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for the repayment of borrowings under its commercial paper program.

The following documents are being filed with this Current Report on Form 8-K and are incorporated by reference into the Company’s effective Registration Statement on Form S-3 (File No. 333-295211) filed with the Securities and Exchange Commission on April 21, 2026: (i) the Underwriting Agreement, filed as Exhibit 1.1 hereto; (ii) the Base Indenture, filed as Exhibit 4.1 hereto; (iii) the First Supplemental Indenture, including the form of 2029 Note as Exhibit A and the form of 2033 Note as Exhibit B, filed as Exhibit 4.2 hereto; (iv) the opinion of counsel addressing the validity of the Notes, filed as Exhibit 5.1 hereto; and (v) the opinion of Julia A. Houston, Chief Legal Officer of the Company, addressing certain other legal matters, filed as Exhibit 5.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 22, 2026, by and among Equifax Inc. and J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein (filed herewith).

4.1	Indenture, dated as of July 29, 2026, between Equifax Inc. and the Trustee (filed herewith).

4.2	First Supplemental Indenture, dated as of July 29, 2026, between Equifax Inc. and the Trustee, including the form of 2029 Note as Exhibit A and the form of 2033 Note as Exhibit B (filed herewith).

5.1	Opinion of Hogan Lovells Cadwalader US LLP (filed herewith).

5.2	Opinion of Julia A. Houston, Chief Legal Officer of Equifax Inc. (filed herewith).

23.1	Consent of Hogan Lovells Cadwalader US LLP (contained in Exhibit 5.1 filed herewith).

23.2	Consent of Julia A. Houston, Chief Legal Officer of Equifax Inc. (contained in Exhibit 5.2 filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ Julia A. Houston
Name:	Julia A. Houston
Title:	Executive Vice President, Chief Legal Officer

Date: July 29, 2026